Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Falcon Ridge Development, Inc. (formerly PocketSpec Technologies Inc.) on Form S-8, of our report dated April 17, 2006 appearing in the Annual Report on Form 10-KSB of Falcon Ridge Development, Inc. (formerly PocketSpec Technologies Inc.) for the year ended December 31, 2005.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
December 20, 2006